UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 21, 2004

                                BCB Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

    New Jersey                  0-50275                        26-0065262
--------------------      ----------------------            ---------------
(State or other            (SEC File Number)              (I.R.S. Employer
 jurisdiction of                                         Identification No.)
 incorporation)

                   104-110 Avenue C, Bayonne, New Jersey 07002
      -----------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 823-0700


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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                           CURRENT REPORT ON FORM 8-K


Item 5.           Other Events

     On May 21, 2004, BCB Bancorp, Inc. certified the results of the Annual Meeting of Stockholders, in which the Company's nominees to the Board of Directors were elected by stockholders. In addition, Radics & Co., LLC was ratified as the Company's independent auditors.

Item 7.           Exhibits

     Exhibit 99.1 By release dated May 21, 2004, BCB Bancorp, Inc. announced the results of its Annual Meeting of Stockholders.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           BCB Bancorp, Inc.


DATE:  May 21, 2004                    By: /s/ Donald Mindiak
                                          -------------------------------
                                           Donald Mindiak
                                           President and Chief Executive Officer

                                                                    Exhibit 99.1


BCB  Bancorp,  Inc.,  Shareholders  Elect  Management's  Nominees  to  Board  of
Directors

BCB Bancorp, Inc. (OTC: BCBP) ("BCB", or the "Company") announced today that the independent Inspectors of Election, IVS Associates, Inc., has certified the final results of the voting at the Company's annual meeting held on Tuesday, May 11, 2004. Shareholders elected the slate of Management's 10 nominees to serve on the Company's Board of Directors. Of the shares voted at BCB's annual meeting, 60.6% (1,362,025 shares) were voted in favor of Management's nominees and 39.0% (876,753 shares) were voted in favor of the Committee for Sound Corporate Governances' slate.

Donald Mindiak, President and Chief Executive Officer, stated "Our Management team is gratified by the results of the annual meeting and would like to thank our shareholders for their support and vote of confidence. As we have said all along, we are committed to enhancing shareholder value by building a solid company with the highest quality products and customer service."

In addition to the election of directors, shareholders also ratified the appointment of Radics & Co., LLC as the Company's independent auditors for the year ending December 31, 2004. Votes cast in favor of this proposal exceeded 2,234,274 or 99.5% of the votes cast at the meeting.

BCB Bancorp, Inc. is a New Jersey corporation, which on May 1, 2003 became the holding company parent of Bayonne Community Bank. The Company's executive office is located at 104-110 Avenue C, Bayonne New Jersey 07002. At March 31, 2004 we had $337.9 million in consolidated assets, $288.9 million in deposits and $22.9 million in consolidated stockholders' equity.

Bayonne Community Bank was chartered as a New Jersey bank on October 27, 2000 and opened for business on November 1, 2000. We operate through three branches in Bayonne New Jersey and through our executive office located at 104-110 Avenue C, Bayonne, New Jersey 07002. Our deposit accounts are insured by the Federal Deposit Insurance Corporation and we are a member of the Federal Home Loan Bank System.

Forward Looking Statements

This discussion, and other written material, and statements management may make, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Bank's Annual Report on Form 10-K and in other documents filed by the Bank with the FDIC or the Securities and Exchange Commission from time to time. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identified by the use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," "should," "could," "predicts," "forecasts," "potential," or "continue" or similar terms or the negative of these terms. The Company's ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in monetary and fiscal policies of the United States Government, including policies of the United States Treasury and Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, loan, deposit, and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this discussion. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.